UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2005, the Committee on Compensation of the Board of Directors of Navistar International Corporation (the “company”) approved the amendment and restatement of the company’s Non-Employee Directors’ Deferred Fee Plan (the “plan”), a copy of which is attached as Exhibit 10.65 to this report. The primary effect of these amendments is to conform to the provisions of the new nonqualified deferred compensation law and corresponding IRS guidance. The plan permits non-employee directors to defer all or a portion of their annual compensation (annual retainer and meeting fees) into a deferred cash account or into deferred shares of company common stock. The deferred cash account earns interest on a quarterly basis at the rate equivalent to the prime rate as of the first day of each quarter. Deferred shares accrued under the plan are to be settled in shares of company common stock per the non-employee director's election made at the time of the election to defer compensation, subject to any applicable vesting schedule.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

	10.65	Non-Employee Directors’ Deferred Fee Plan (as amended and restated as of January 1, 2005)	E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: December 16, 2005	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)